                       [LOGO OF THE MARQUEE GROUP, INC.]




                                                                  June 30, 1997

Dear Fellow Stockholders:


         You are cordially invited to attend the Annual Meeting of Stockholders of The Marquee Group, Inc. (the "Company") on Tuesday, August 5, 1997 at the offices of Baker & McKenzie, 805 Third Avenue, 23rd Floor, New York, New York 10022 at 12:00 noon. A Notice of the Meeting, a Proxy and a Proxy Statement containing information about the matters to be acted upon at the meeting are enclosed.

         All holders of Common Stock as of the close of business on June 27, 1997 are entitled to vote at the Annual Meeting.

         A record of the Company's activities for the year 1996 is included in the Annual Report on Form 10-KSB enclosed herewith. We look forward to greeting as many of our stockholders in person as possible. Whether or not you attend the Annual Meeting, the Company requests that you please exercise your voting rights by completing and returning your Proxy promptly in the enclosed self-addressed, stamped envelope. If you attend the meeting and desire to vote in person, your Proxy will not be used.

         Thank you for your continued support of our Company.


                                                  Sincerely,



                                                  ROBERT M. GUTKOWSKI
                                                  Chief Executive Officer

                       [LOGO OF THE MARQUEE GROUP, INC.]


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 June 30, 1997

To Our Stockholders:

         The Annual Meeting of Stockholders of The Marquee Group, Inc. (the "Company"), a Delaware corporation, will be held at the offices of Baker & McKenzie, 805 Third Avenue, 23rd Floor, New York, New York 10022, on August 5, 1997 at 12:00 noon to act upon the following matters:

PROPOSAL NO. 1

         To elect nine directors to serve for the ensuing year.

PROPOSAL NO. 2

         To approve the Company's 1997 Stock Option Plan providing for the issuance of options to purchase up to 300,000 shares of Common Stock and the Performance Goal included therein.

PROPOSAL NO. 3

         To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1997.

         In addition, the Company will consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

         Information regarding the matters to be acted upon at the Annual Meeting is contained in the accompanying Proxy Statement.

         The Board of Directors has fixed the close of business on June 27, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and any postponement or adjournment thereof. Accordingly, only holders of record of the Company's voting stock at the close of business on June 27, 1997 will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.

         Management sincerely desires the attendance of every stockholder at the Annual Meeting. It is recognized however, that some will be unable to attend.

         IN ORDER TO ACHIEVE A QUORUM REQUIRED TO CONDUCT BUSINESS AT THE ANNUAL MEETING, WE ASK THAT YOU VOTE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE SELF-ADDRESSED, STAMPED ENVELOPE. YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU ARE LATER ABLE TO ATTEND IN PERSON.


                                     By order of the Board of Directors,



                                     Kraig G. Fox
                                     Secretary

                       [LOGO OF THE MARQUEE GROUP, INC.]



                                PROXY STATEMENT

                      1997 ANNUAL MEETING OF STOCKHOLDERS


         This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of The Marquee Group, Inc., a Delaware corporation (the "Company"), for use at the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday August 5, 1997 at the offices of Baker & McKenzie, 805 Third Avenue, 23rd Floor, New York, New York 10022 at 12:00 noon, and any adjournments thereof.

         The Company's principal executive offices are located at 888 Seventh Avenue, New York, New York 10019.

         This Proxy Statement and the enclosed proxy are scheduled to be mailed on or about July 3, 1997 to all stockholders entitled to vote at the Annual Meeting.


                 INFORMATION CONCERNING SOLICITATION AND VOTING

         Stockholders of record of the Company's voting stock at the close of business on June 27, 1997 are entitled to notice of, and to vote at, the Annual Meeting. A quorum is necessary to transact business at the Annual Meeting. The presence in person or by proxy of the holders of record of a majority of the combined voting power of the outstanding shares entitled to vote on each proposal shall constitute a quorum. Abstentions and broker non-votes (i.e., shares held by a broker for its customers that are not voted because the broker does not receive instructions from the customer or because the broker does not have discretionary voting power with respect to the item under consideration) will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

         At the record date there were issued and outstanding and entitled to vote at the Annual Meeting, 8,769,162 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock").

         In accordance with the Amended and Restated Certificate of Incorporation and By-Laws of the Company and the General Corporation Law of the State of Delaware a majority of the votes duly cast is required for approval of the Proposals to be acted upon at the Annual Meeting.

         Under the General Corporation Law of the State of Delaware, although abstaining votes and broker non-votes are deemed to be present for purposes of determining whether a quorum is present, abstaining votes and broker non- votes are not deemed to be votes duly cast. As a result, abstentions and broker non-votes will not be included in the tabulation of the voting results with respect to the proposals under consideration at the Annual Meeting and therefore with respect to such matters, abstentions and broker non-votes do not have the effect of votes in opposition.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (i) filing with the Secretary of the Company, at or before the Annual Meeting, but in any event prior to the vote on the matter to which the revocation is sought, a written notice of revocation bearing a later date than the proxy; (ii) duly executing and submitting a subsequent proxy relating to the Annual Meeting; or (iii) voting in person at the Annual Meeting (although attendance at the Annual Meeting will not, in and of itself, constitute a revocation of proxy).

         Management knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the meeting upon which a vote may be taken, it is intended that shares represented by proxies in the accompanying form will be voted with respect thereto in accordance with the judgment of the person or persons voting such shares. Robert M. Gutkowski and Robert F.X. Sillerman, or either of them, each with full power of substitution, have been designated as proxies to vote the shares solicited thereby.

         The cost of this solicitation or proxies will be borne by the Company. Arrangements will be made with brokerage houses, custodians, nominees and fiduciaries to send proxies and proxy materials to their principals and, upon request, the Company will reimburse them for their expense in so doing.

         Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 1998 Annual Meeting of stockholders must be received by the Corporate Secretary of the Company no later than March 4, 1998 in order to be included in the proxy soliciting material relating to that meeting.

RECENT DEVELOPMENTS

         In December 1996 the Company consummated its initial public offering of 3,852,500 Units at $5.00 per Unit (the "Initial Public Offering"). Each Unit was comprised of one share of Common Stock and one redeemable warrant entitling the holder to purchase, for five years, one share of Common Stock at $7.50 per share. The Company's net proceeds from the Initial Public Offering were approximately $15.6 million. Simultaneously with the Initial Public Offering, the Company acquired Sports Marketing & Television International, Inc. ("SMTI"), a significant provider of production and promotion services in the sports industry since 1984 for $8.0 million in cash, of which $6.5 million was paid at closing and an aggregate of $1.5 million is payable in five equal annual installments commencing April 1, 1997, and 646,154 shares of Common Stock. At the same time, the Company also purchased Athletes & Artists, Inc. ("A&A"), a sports, news and media representation firm founded in 1977, with a client list that includes premier athletes, sports and news broadcasters and media executives for $3.5 million cash, of which $2.5 million was payable at the closing and an aggregate of $1.0 million which is payable in five equal annual installments commencing April 1, 1997, and 969,231 shares of Common Stock.

         The Company has recently agreed to acquire a controlling interest of ProServ, Inc. and ProServ Television, Inc. (collectively, "ProServ") and is currently negotiating to acquire the remaining shares of ProServ. ProServ constitutes one of the oldest and largest international sports and event management, production, promotion, personal representation and consulting services and provides many of the same services that the Company currently provides. The aggregate purchase price for the controlling interest in ProServ is $6.5 million in cash and 225,000 shares of Common Stock. The consummation of the acquisition of ProServ is subject to a number of conditions and there can be no assurance that the Company will consummate the acquisition.

                        SECURITY OWNERSHIP OF MANAGEMENT
                           AND PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding ownership of Common Stock as of June 27, 1997 by (i) each person known by the Company to own beneficially more than five percent of the outstanding Common Stock, (ii) each director of the Company and (iii) all executive officers and directors of the Company as a group.



NAME AND ADDRESS                     Number of Shares    Percentage of Shares
OF BENEFICIAL OWNER (1)             Beneficially Owned    Beneficially Owned
----------------------------------- ------------------   --------------------
Robert F.X. Sillerman (2)..........    1,369,230(2)             15.6%
Robert M. Gutkowski................     684,615(3)               7.8
Arthur C. Kaminsky.................     684,615(4)               7.8
Michael Letis......................     684,615(5)               7.8
Michael Trager.....................     684,615(6)               7.8
Louis J. Oppenheim.................     342,306(7)               3.9
Myles W. Schumer...................      3,000(8)                 *
Howard J. Tytel(9).................         --                   --
Arthur R. Barron...................         --                   --
All executive officers and
  directors of the Company
  as a group (ten persons).........    4,462,996(10)            50.9%
-------------------
*    less than 1%

(1) The address of each beneficial owner is c/o The Marquee Group, Inc., 888 Seventh Avenue, 40th Floor, New York, New York 10019. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. Includes 1,275,000 shares of the Company's Common Stock which are held in escrow pursuant to the escrow agreement by and between the Company, Continental Stock Transfer & Trust Company, The Sillerman Companies, Inc., Robert M. Gutkowski, Arthur Kaminsky, Louis J. Oppenheim, Michael Trager and Michael Letis dated as of August 15, 1996 (the "Escrow Shares"). See "--Escrow Shares." The Company, TSC and Messrs. Gutkowski, Kaminsky, Oppenheim, Letis and Trager have entered into an agreement with respect to the voting of shares of Common Stock held by them. See "Certain Relationships and Related Transactions--Stockholders' Agreement."
(2) Robert F.X. Sillerman, the Chairman of the Company, is the Chairman, Chief Executive Officer and controlling stockholder of The Sillerman Companies ("TSC"), which beneficially owns 1,369,230 shares of Common Stock. Includes 392,308 shares of Common Stock which are held in escrow but in respect of which TSC retains the power to vote. See "--Escrow Shares." Does not include 76,922 shares of Common Stock issuable upon exercise of an equal number of Warrants, which are not exercisable until December 5, 1997. Does not include 40,000 shares of Common Stock issuable upon the exercise of options which are not exercisable within 60 days.
(3) Includes 196,154 shares of Common Stock which are held in escrow but in respect of which Mr. Gutkowski retains the power to vote. See "--Escrow Shares." Does not include 38,461 shares of Common Stock issuable upon exercise of an equal number of Warrants, which are not exercisable until December 5, 1997. Does not include 20,000 shares of Common Stock issuable upon the exercise of options which are not exercisable within 60 days.
(4) Includes 196,154 shares of Common Stock which Mr. Kaminsky placed in escrow but in respect of which he retains the power to vote. See "--Escrow Shares." Does not include 38,461 shares of Common Stock issuable upon exercise of an equal number of Warrants, which are not exercisable until December 5, 1997. Does not include 20,000 shares of Common Stock issuable upon the exercise of options which are not exercisable within 60 days.
(5) Includes 196,154 shares of Common Stock which Mr. Letis placed in escrow but in respect of which he retains the power to vote. See "--Escrow Shares." Does not include 38,461 shares of Common Stock issuable upon exercise of an equal number of Warrants, which are not exercisable until December 5, 1997. Does not include 20,000 shares of Common Stock issuable upon the exercise of options which are not exercisable within 60 days.

(6) Includes 196,154 shares of Common Stock which Mr. Trager placed in escrow but in respect of which he retains the power to vote. See "--Escrow Shares." Does not include 38,461 shares of Common Stock issuable upon exercise of an equal number of Warrants, which are not exercisable until December 5, 1997. Does not include 20,000 shares of Common Stock issuable upon the exercise of options which are not exercisable within 60 days.
(7) Includes 98,076 shares of Common Stock Mr. Oppenheim placed in escrow but in respect of which he retains the power to vote. See "--Escrow Shares." Does not include 19,230 shares of Common Stock issuable upon exercise of an equal number of Warrants, which are not exercisable until December 5, 1997. Does not include 10,000 shares of Common Stock issuable upon the exercise of options which are not exercisable within 60 days.
(8) Includes 1,500 shares of Common Stock issuable upon exercise of an equal number of Warrants, which are currently exercisable.
(9) Mr. Tytel is a minority stockholder of TSC, which owns 1,369,230 shares of Common Stock, however, he is not deemed to beneficially own any such shares.
(10) Includes 3,500 shares of Common Stock issuable upon exercise of an equal number of Warrants, which are currently exercisable. Does not include 249,946 shares of Common Stock issuable upon exercise of an equal number of Warrants, which Warrants are not exercisable until December 5, 1997, or 137,500 shares of Common Stock issuable upon the exercise of options which are not exercisable within 60 days.

ESCROW SHARES

         TSC, Robert M. Gutkowski, Arthur Kaminsky, Louis J. Oppenheim, Michael Trager and Michael Letis placed an aggregate of 1,275,000 shares of Common Stock in escrow (the "Escrow Shares") pursuant to an Escrow Agreement pursuant to which shares will be released (i) one-third, if the Company's income before taxes and certain non-cash charges, derived solely from the businesses owned and operated by the Company as of December 6, 1996 ("Income") for 1997 exceeds $1.4 million; (ii) up to two-thirds, if the Company's Income for 1998 equals or exceeds $2.4 million; and (iii) all of the shares (A) if the Company's Income for 1999 equals or exceeds $3.4 million, (B) if the Closing Price (as defined in the Escrow Agreement") of the Common Stock averages in excess of $15.00 per share for 20 consecutive trading days from December 5, 1998 to December 31, 1999 or (C) if the Company is acquired for consideration equal to or in excess of $15.00 per share. The Escrow Shares will be returned to the Company and canceled in the event that the targets are not met. The principal stockholders are entitled to vote the Escrow Shares but are not permitted to sell or otherwise transfer such shares while such shares are held in escrow.

                      PROPOSAL ONE - ELECTION OF DIRECTORS

         The By-laws of the Company authorize the Board to fix the number of Directors from time to time, but at no less than three Directors. The Board has fixed the number of Directors to be elected at this Annual Meeting at nine. All directors hold office until the next annual meeting of stockholders following their election or until their successors are elected and qualified subject to the provision of the Stockholder' Agreement. Officers serve at the Board's discretion. However, certain officers have rights under employment agreements with the Company.

         Royce Investment Group, Inc., the lead underwriter in the Company's Initial Public Offering, has the right to appoint an observer to be present at the Company's Board of Directors meetings until December 5, 2001, although it has not yet selected any such observer. Such observer may be a director, officer, partner, employee or affiliate of Royce Investment Group, Inc. In addition, the Company has agreed with the underwriters in the Initial Public Offering that until December 5, 2001, the Company will have at least two non-affiliated independent directors on its Board of Directors. Messrs. Barron and Schumer presently serve as the Company's independent directors.

         If the enclosed Proxy is signed and returned, it will be voted FOR the election of the persons named below, as nominees for election as Directors, unless contrary directions are given therein. However, should any nominee become unavailable or prove unable to serve for any reason, the Proxy will be voted for the election of such other person as the Board may select to replace such nominee. The Board has no reason to believe that any of the nominees will not be available or will prove unable to serve.

NOMINEES

         Each person named below as a nominee for Director is currently serving in such capacity. In addition, each of Messrs. Gutkowski, Kaminsky, Letis, Oppenheim and Trager are executive officers of the Company. Each nominee has advised the Company of his willingness to serve if elected. There are no family relationships among any directors and executive officers of the Company.




                   NAME                AGE    DIRECTOR OF THE COMPANY SINCE
                   ----                ---    -----------------------------
Robert M. Gutkowski...............     49                  1995
Robert F.X. Sillerman.............     49                  1995
Arthur C. Kaminsky................     50                  1996
Michael Letis.....................     56                  1996
Louis J. Oppenheim................     39                  1996
Michael Trager....................     55                  1996
Howard J. Tytel...................     50                  1995
Arthur R. Barron..................     62                  1996
Myles W. Schumer..................     51                  1996


CERTAIN INFORMATION CONCERNING DIRECTORS

         Information with respect to the business experience and affiliations of the Directors and executive officers of the Company is set forth below.

         Robert M. Gutkowski has served as President, Chief Executive Officer and Director of the Company since December 1995. Mr. Gutkowski has more than 20 years of experience in the television, sports and entertainment industries. From September 1994 until December 1995, Mr. Gutkowski was a consultant to sports-related businesses. From November 1991 to September 1994, he served as President and Chief Executive Officer of Madison Square

Garden Corporation, where he oversaw the operations of the New York Knicks, the New York Rangers, the MSG Entertainment Group, the MSG Cable Network, Madison Square Garden and the Paramount Theater. From July 1990 to November 1991, Mr. Gutkowski served as President of MSG Communications Group, having served as Executive Vice President thereof from September 1987 to July 1990. From October 1985 to September 1987, he served as President of Madison Square Garden Network. Prior to his tenure at Madison Square Garden, Mr. Gutkowski was Vice President-Sales for Paramount Television Domestic Distribution. From February 1981 to September 1983, Mr. Gutkowski was Vice President-Programming for ESPN. Mr. Gutkowski earned a B.A. from Hofstra University.

         Robert F.X Sillerman has been Chairman of the Company since July 1995. Mr. Sillerman has been Executive Chairman of SFX Broadcasting, Inc. ("SFX"), a publicly-traded company which owns and operates radio stations and concert venues, since 1995, and from 1992 through 1995 he served as Chairman and/or Chief Executive Officer of SFX. Since 1985, Mr. Sillerman has been Chairman of the Board and Chief Executive Officer of Sillerman Communications Management Corporation ("SCMC"), a private investment company which makes investments in and provides financial consulting services to companies engaged in media and sports-related businesses and, through privately-held entities, he controls the general partner of Sillerman Communications Partners, L.P. ("SCP"), an investment partnership. Since 1985, he has been Chairman and Chief Executive Officer of TSC, a private investment company which provides financial advisory, marketing, consulting and investment banking services to media companies and sports-related businesses, including the Company, and which is a principal stockholder of the Company. Mr. Sillerman earned a B.A. from Brandeis University. In 1993, Mr. Sillerman became the Chancellor of the Southampton campus of Long Island University.

         Arthur C. Kaminsky has been a Director of the Company since March 1996 and an Executive Vice President of the Company since December 1996. Mr. Kaminsky has served as President and Chief Executive Officer of A&A since 1977. From 1974 to 1990, Mr. Kaminsky was a partner with the law firm of Taft & Kaminsky. Mr. Kaminsky earned a B.A. from Cornell University and a J.D. from Yale University.

         Michael Letis became a Director and an Executive Vice President of the Company in December 1996. Mr. Letis has served as President of SMTI since 1984. Mr. Letis is a director of Thoroughbred Racing Communications, Inc and of the Thoroughbred Club of America. Mr. Letis earned a B.A. from Dartmouth College.

         Louis J. Oppenheim became a Director and an Executive Vice President of the Company in December 1996. Mr. Oppenheim has served as Vice President of A&A since 1985. From 1981 to 1985, he served as a talent representative for A&A. Mr. Oppenheim earned a B.A. from The Univers ity of Pennsylvania and a J.D. from Fordham University.

         Michael Trager has been a Director of the Company since March 1996 and an Executive Vice President of the Company since December 1996. Mr. Trager has served as Chairman of SMTI since 1984. From November 1994 to December 1995, Mr. Trager served as a Director of Select Media Communications, Inc., which filed a petition under the federal bankruptcy laws in October 1995. Mr. Trager is a member of the Board of Directors and the past President of the Greenwich Oldtimers Athletics Association which provides college scholarships and financial assistance to young athletes in the Greenwich community. Mr. Trager earned a B.A. and M.S. from Bucknell University.

         Howard J. Tytel has served as a Director of the Company since July 1995. Mr. Tytel has been a Director, Executive Vice President and Secretary of SFX since 1992. Mr. Tytel has also been Executive Vice President and General Counsel of SCMC since 1985, a Director of SCMC since 1989, and Executive Vice President and General Counsel of TSC since 1985. From March 1995 until March 1997, Mr. Tytel was a director of Interactive Flight Technologies, Inc., a publicly-traded company providing computer-based in-flight entertainment. Mr. Tytel is Of Counsel to the law firm of Baker & McKenzie, which represents the Company, SFX, SCMC and TSC. Mr. Tytel earned a B.S. from Washington University and a J.D. from New York University.

         Arthur R. Barron has served as a Director of the Company since December 1996. Since January 1997, Mr. Barron also serves as a non-exclusive consultant to Callahan Associates International LLC, Inc., a company seeking to finance, develop and acquire communication, entertainment and wireless projects around the world. In May 1995, Mr. Barron retired from Time-Warner Inc. ("Time-Warner"), where he served from February 1990 to May 1995 as Chairman of Time-Warner International, which is engaged in international strategic development activities in the media and entertainment industries, and as Chairman of Time-Warner Enterprises, the strategic and business development unit of Time-Warner. From 1984 until July 1989, Mr. Barron served as President of Paramount Communications Inc.'s entertainment group, which includes Paramount Pictures, Madison Square Garden, the New York Knicks and the New York Rangers.

         Myles W. Schumer has served as a Director of the Company since December 1996. For more than the past five years, Mr. Schumer has been a partner, specializing in tax matters, of Cornick, Garber & Sandler, New York, independent public accountants. From July 1993 until November 1996, Mr. Schumer has served as a director of Multi-Market Radio, Inc., a publicly-traded company engaged in the ownership and operation of radio stations.

         In addition, upon the consummation of the acquisition of ProServ, it is anticipated that Donald L. Dell and William Allard will be appointed as Directors of the Company.

         Donald L. Dell founded, and since 1971 has been Chief Executive Officer of ProServ, Inc., a sports personal representation firm. In 1980, Mr. Dell founded and became the Chairman of the Board of ProServ Television, which produces sports programming for cable television and provides world-wide television production, sales, syndication, rights representation and programming. Mr. Dell is also the Honorary Chairman of the KidSports Foundation, the Co- Chairman of the D.C. Tennis Classic in Washington, D.C., and the Vice Chairman of the International Tennis Hall of Fame in Newport, Rhode Island, and he serves on the Advisory Committee of the Washington Tennis Foundation. Mr. Dell earned a B.A. from Yale University and a J.D. from the University of Virginia.

         William Allard has served as the Chief Operating Officer of ProServ, Inc. since January 1993 and as President of ProServ since December, 1996. From December 1990 to January 1993, Mr. Allard served as Managing Director of ProServ Europe. Mr. Allard earned a B.S. from Babson College and an MBA from Harvard University.

BOARD MEETINGS AND COMMITTEES

         The Company consummated its Initial Public Offering in December 1996. Prior to the Initial Public Offering, the Company's Board of Directors met several times but did not have any standing committees.

         The Board held one meeting in the period between December 6, 1996, the date of its Initial Public Offering and the end of 1996. Each of the Directors attended that meeting. The Board of Directors elected Messrs. Barron and Schumer as independent Directors and formed three standing committees. They are the Audit Committee, the Compensation Committee and the Stock Option Committee. The Audit Committee of the Board consists of Messrs. Barron, Schumer and Tytel. The principal functions of the Audit Committee are to review and make recommendations to the Board with respect to the selection and the terms of engagement of the Company's independent public accountants, and to maintain communications among the Board, such independent public accountants, and the Company's internal accounting staff with respect to accounting and audit procedures. The Audit Committee also reviews certain related-party transactions and potential conflict-of-interest situations involving officers, directors or stockholders of the Company. The Audit Committee met one time in the period between December 6, 1996 and the end of 1996.

         The Compensation Committee consists of Messrs. Sillerman, Barron and Schumer. The principal functions of the Compensation Committee are to review and make recommendations with respect to certain of the Company's compensation programs and compensation arrangements with respect to its officers. The Compensation Committee met one time in the period between December 6, 1996 and the end of 1996.

         The Stock Option Committee consists of Messrs. Barron and Schumer. The principal functions of the Stock Option Committee are to grant options, determine which employees and other individuals performing substantial services to the Company may be granted options and determine the rights and limitations of options granted under the Company's plans. The Stock Option Committee met one time in the period between December 6, 1996 and the end of 1996.

REMUNERATION OF DIRECTORS

         Messrs. Gutkowski, Kaminsky, Letis, Oppenheim and Trager are executive officers of the Company and receive compensation from the Company in connection with such employment. See "Remuneration of Management."

         Directors employed by the Company receive no compensation for meetings they attend. Each Director not employed by the Company receives a fee of $1,500 for each meeting of the Board he attends in addition to reimbursement of travel expenses. Each such Director who is a member of a committee also receives $750 for each committee meeting he attends.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES NAMED ABOVE.

                           REMUNERATION OF MANAGEMENT

         The Company began operations in 1996 and completed its Initial Public Offering in December 1996. The following table sets forth certain information regarding all the compensation awarded to, earned by or paid to Robert M. Gutkowski, the President and Chief Executive Officer of the Company, and the next most highly compensated executive officers who received salary and bonus of at least $100,000, on an annual basis, for the fiscal year ended December 31, 1996, for services rendered in all capacities to the Company and subsidiaries. Each of the Chief Executive Officer and such executive officers are collectively referred to as the "Named Executive Officers." No executive officer of the Company, other than Mr. Gutkowski, received compensation in excess of $100,000 during the year ended December 31, 1996.


                           SUMMARY COMPENSATION TABLE
                      For the Year Ended December 31, 1996


                                                        LONG TERM COMPENSATION
                                  ANNUAL COMPENSATION           AWARD
                                  -------------------   ----------------------

                                  -------------------   ----------------------
          NAME AND                                      SECURITIES UNDERLYING
    PRINCIPAL POSITION(1)          SALARY($)   BONUS       OPTIONS/ SARS(#)
------------------------------    ----------  -------   ----------------------
Robert M. Gutkowski,
         President and Chief
         Executive Officer....      231,250   122,500           20,000
Arthur C. Kaminsky
         Executive Vice
         President............     12,500(1)    --              20,000
Michael Letis
         Executive Vice
         President............     12,500(2)    --              20,000
Louis J. Oppenheim
         Executive Vice
         President............      7,292(3)    --              10,000
Michael Trager
         Executive Vice
         President............     12,500(4)    --              20,000

---------------------
(1) Mr. Kaminsky became an Executive Vice President of the Company effective December 11, 1996 upon the consummation of the acquisition of A&A and entered into an employment agreement providing for an initial annual salary of $300,000.

(2) Mr. Letis became an Executive Vice President of the Company effective December 11, 1996 upon the consummation of the acquisition of SMTI and entered into an employment agreement providing for an initial annual salary of $300,000.
(3) Mr. Oppenheim became an Executive Vice President of the Company effective December 11, 1996 upon the consummation of the acquisition of A&A and entered into an employment agreement providing for an initial annual salary of $175,000.
(4) Mr. Trager became an Executive Vice President of the Company effective December 11, 1996 upon the consummation of the acquisition of SMTI and entered into an employment agreement providing for an initial annual salary of $300,000.

         The table below sets forth information with respect to the grant of stock options and stock appreciation rights ("SARs") to the Named Executive Officers during the year ended December 31, 1996.

                           OPTION/SAR GRANTS IN 1996


                                        NUMBER OF            % OF TOTAL
                                        SECURITIES          OPTIONS/SARS
                                        UNDERLYING           GRANTED TO
                                       OPTIONS/SARS         EMPLOYEES IN          EXERCISE OR
               NAME                      GRANTED            FISCAL YEAR        BASE PRICE ($/SH)     EXPIRATION DATE
----------------------------------     ------------         ------------       -----------------     ---------------
Robert M. Gutkowski...............        20,000                8.7%                 $6.25           October 1, 2001
Arthur C. Kaminsky................        20,000                8.7%                 $6.25           October 1, 2001
Michael Letis.....................        20,000                8.7%                 $6.25           October 1, 2001
Louis J. Oppenheim................        10,000                4.3%                 $6.25           October 1, 2001
Michael Trager....................        20,000                8.7%                 $6.25           October 1, 2001

         The table below sets forth information with respect to the exercise of stock options and SARs by the Named Executive Officers during the year ended December 31, 1996 and the value at December 31, 1996 of unexercised stock options and SARs held by the Named Executive Officers.

                                      AGGREGATED OPTION/SAR EXERCISES IN 1996
                                       AND FISCAL YEAR-END OPTION/SAR VALUES


                                                                                                      VALUE OF
                                                                             NUMBER OF               UNEXERCISED
                                                                            UNEXERCISED             IN-THE-MONEY
                                                                           OPTIONS/SARS            OPTIONS/SARS AT
                                                                           AT FY-END (#)             FY-END ($)
                                                                           -------------             ----------
                              SHARES ACQUIRED           VALUE               EXERCISABLE             EXERCISABLE/
           NAME               ON EXERCISE (#)        REALIZED ($)          UNEXERCISABLE          UNEXERCISABLE(1)
---------------------------   ---------------        ------------          -------------          ----------------
Robert M. Gutkowski........          0                    0                  0/20,000                    0/0
Arthur C. Kaminsky.........          0                    0                  0/20,000                    0/0
Michael Letis..............          0                    0                  0/20,000                    0/0
Louis J. Oppenheim.........          0                    0                  0/10,000                    0/0
Michael Trager.............          0                    0                  0/20,000                    0/0

----------------------
(1)   The closing price of the Common Stock on December 31, 1996 was $6.00.

EMPLOYMENT AGREEMENTS

      The Company and Robert M. Gutkowski have entered into an employment agreement dated as of March 21, 1996 pursuant to which Mr. Gutkowski agreed to serve as the Company's President and Chief Executive Officer for an initial term of five years. The employment agreement provides that Mr. Gutkowski shall receive an annual base salary of $325,000 plus an annual bonus of at least $150,000 (which bonus may be increased in the discretion of the Board of Directors of the Company).

      The employment agreement provides that the Company may terminate Mr. Gutkowski's employment agreement prior to the expiration of its term in the event of his death, disability for a period of 26 consecutive weeks or for "cause," which, for purposes of the employment agreement, is defined as the conviction of a felony, the commission of an act of fraud or embezzlement upon the Company, a material breach by Mr. Gutkowski of his agreement not to compete with the Company or the wilful malfeasance or gross negligence by Mr. Gutkowski in the performance of his duties under the employment agreement or his failure to perform his duties thereunder, which malfeasance, negligence or failure has a material adverse effect on the business of the Company and which shall remain uncured for a period of 15 days following written notice from the Company.

      Pursuant to his employment agreement, Mr. Gutkowski has agreed not to compete with the Company or solicit any of the Company's clients or employees during the term of the agreement. In addition, the employment agreement provides that Mr. Gutkowski is prohibited from engaging in such activities for certain periods of time in the event he voluntarily terminates his employment agreement, the Company terminates his employment agreement or the employment agreement is not extended on substantially similar terms.

      Upon the consummation of the Company's Initial Public Offering in December 1996, the Company entered into employment agreements with each of Messrs. Kaminsky, Letis, Oppenheim and Trager on substantially the same terms and conditions as Mr. Gutkowski's employment agreement with the Company, pursuant to which each such person has agreed to serve as an Executive Vice President of the Company for an initial term of five years. The employment agreements provide that each of Messrs. Kaminsky, Letis and Trager will receive an annual base salary of $300,000 and that Mr. Oppenheim will receive an annual base salary of $175,000.

      The Company has agreed to enter into an employment with Mr. Dell upon the consummation of the acquisition of ProServ.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CONSULTING AGREEMENT

      The Company has entered into a Financial Consulting Agreement with SCMC, dated as of August 1, 1996 (the "Consulting Agreement"). In March 1997, SCMC assigned its rights, obligations and duties under the Consulting Agreement to TSC. Pursuant to the Consulting Agreement, TSC has agreed to serve for a period of six years as the Company's financial consultant to provide customary financial and advisory services, which agreement may be renewed by mutual agreement of the Company and TSC for an additional period of four years. Robert F.X. Sillerman, the Chairman and a principal stockholder of the Company, is the Chairman, Chief Executive Officer and controlling stockholder of SCMC and TSC, and Howard J. Tytel, a Director of the Company, is the Executive Vice President and General Counsel of SCMC and TSC. SCMC and/or TSC have entered into similar agreements with other companies, including companies in which Mr. Sillerman or his affiliates have substantial interests. The Company has agreed to pay to TSC as compensation for its services under the Consulting Agreement the sum of $30,000 per month commencing in September 1997, which amount shall be increased annually by an amount equal to the percentage increase in the Consumer Price Index for New York, New York. Under the Consulting Agreement, TSC has agreed to perform, or assist the Company in, among other things (i) production of financial reports and other data for the Company's lenders and investors and as required under the Securities Act and the Exchange Act, (ii) assistance with the preparation of the Company's books and records, (iii) the maintenance of relationships with financial institutions participating in Company financings,
(iv) the design and implementation of the Company's accounting systems, (v) the purchase, installation and implementation of computer hardware and software for the Company's accounting systems, (vi) the implementation of a cash management system, (vii) the establishment of regularized procedures for the accumulation of cash balances available for interest and other required debt service payments, (viii) the engagement of bookkeeping, accounting and other personnel necessary for the implementation of the Company's accounting systems and (ix) placement of financing.

      The Consulting Agreement also provides for Special Advisory Fees to be paid to TSC in the event of any financings or mergers and acquisitions, whether or not such transactions are originated by TSC, although such fees are subject to the approval of the Company's independent Directors. The Company did not, however, make any such payment to SCMC or TSC in connection with the Initial Public Offering, the acquisitions of SMTI and A&A or the Private Placement. In February 1997, the Company advanced to TSC the sum of $400,000 as an advance against any Special Advisory Fees earned by TSC. It is anticipated that TSC will receive fees in connection with the acquisition of ProServ, which amounts will be offset against the $400,000 advanced to TSC.

      The Company has also agreed to reimburse TSC for all reasonable out-of-pocket disbursements incurred by TSC in connection with the performance of services under the Consulting Agreement and to indemnify TSC and its affiliates for losses, claims, damages or liabilities arising out of TSC's performance of its obligations under the Consulting Agreement.

      Howard J. Tytel, a Director of the Company, is Of Counsel to the law firm of Baker & McKenzie, which is counsel in certain matters to the Company, SCMC, TSC and certain other affiliates of Mr. Sillerman, the Chairman of the Company. Baker & McKenzie compensates Mr. Tytel based upon the fees it receives for providing legal services to the Company and other clients introduced by Mr. Tytel. Mr. Tytel's primary employment is as an officer of SCMC and TSC.

      In January 1996, the Company entered into a month-to-month lease with TSC providing for a monthly rent of approximately $4,000, which lease was terminated in September 1996.

STOCKHOLDERS' AGREEMENT

      In March 1996, the Company entered into the Stockholders' Agreement with each of TSC, Robert M. Gutkowski, Arthur C. Kaminsky, Louis J. Oppenheim, Michael Trager and Michael Letis. The Stockholders' Agreement generally covers certain corporate governance matters, including limiting the size of the Board of Directors to nine. Pursuant to the Stockholders' Agreement, TSC is entitled to nominate two Directors to the Company's Board of Directors, Messrs. Kaminsky and Oppenheim are entitled to nominate two Directors, Messrs. Trager and Letis are entitled to nominate two Directors, and Mr. Gutkowski is entitled to nominate one Director. Each of the stockholder parties to the Stockholders'

Agreement (a "Stockholder") has agreed to vote all of the shares of Common Stock owned by such person for the election of the Directors so nominated and not to take any action to remove any Director so elected (except for the Director(s) nominated by such Stockholder). It is anticipated that the Stockholders' Agreement will be amended to provide for an increase in the size of the Company's Board of Directors in order to permit the addition of Mr. Dell upon the consummation of the acquisition of ProServ.

      The Stockholders' Agreement will terminate upon the mutual consent of the parties to such agreement, when there is only one Stockholder bound thereby or March 21, 2004. In addition, the Stockholders' Agreement will terminate with respect to a Stockholder if he dies or a guardian is appointed to oversee his affairs or he holds less than 65% of the shares of Common Stock beneficially owned by him on December 11, 1996 (the date of the closing of the Initial Public Offering), provided that such Stockholder shall remain obligated to vote his shares of Common Stock in accordance with the terms of the Stockholders' Agreement.

FOUNDERS' STOCK

      In connection with the organization of the Company, in July 1995 the Company sold 666 shares of Common Stock to TSC, which is controlled by Robert F.X. Sillerman, the Company's Chairman, for an aggregate purchase price of $19,980 (or approximately $.01 per share on a post-Stock Split basis)and in August 1995 the Company sold 333 shares of Common Stock to Robert M. Gutkowski, the Company's President and Chief Executive Officer. In May 1996, the Company sold one share of Common Stock to Martin R. Ehrlich, the Senior Vice President of Programming of the Company, for a purchase price of $500 (or $.01 per share on a post-Stock Split basis). In August 1996, the Company increased the number of shares outstanding by means of a stock split (the "Stock Split") thereby increasing the number of shares held by Mr. Gutkowski to 646,154 shares, TSC to 1,292,308 shares and Mr. Ehrlich to 50,000 shares.

ESCROW AGREEMENT

      The Escrow Agreement by and between the Company, Continental Stock Transfer & Trust Company, The Sillerman Companies, Inc., Robert M. Gutkowski, Arthur Kaminsky, Louis J. Oppenheim, Michael Trager and Michael Letis provides that on aggregate of 1,275,000 shares of Common Stock were placed in escrow (the "Escrow Shares") and will be released (i) one-third, if the Company's income before taxes and certain non-cash charges, derived solely from the businesses owned and operated by the Company as of December 6, 1996 ("Income") for 1997 exceeds $1.4 million; (ii) up to two-thirds, if the Company's Income for 1998 equals or exceeds $2.4 million; (iii) all of the shares (A) if the Company's Income for 1999 equals or exceeds $3.4 million, (B) if the Closing Price (as defined in the Escrow Agreement") of the Common Stock averages in excess of $15.00 per share for 20 consecutive trading days from December 5, 1998 to December 31, 1999 or (C) if the Company is acquired for consideration equal to or in excess of $15.00 per share. The Escrow Shares will be returned to the Company and canceled in the event that the targets are not met. The principal stockholders are entitled to vote the Escrow Shares but are not permitted to sell or otherwise transfer such shares while such shares are held in escrow.

PRIVATE PLACEMENT AND CORPORATE INDEBTEDNESS

      In August 1996 the Company consummated the Private Placement of $2,000,000 aggregate principal amount of Debentures. The $2,000,000 aggregate principal amount of Debentures were converted into an aggregate of 666,662 Units upon the consummation of the Initial Public Offering in December 1996.

      From January 3, 1996 through September 30,1996, Robert M. Gutkowski made loans to the Company in the aggregate principal amount of $437,000, which loans accrued interest at the rate of 12% per annum. The funds advanced by Mr. Gutkowski were used by the Company for working capital purposes. In August 1996, the Company repaid $125,000 of such amount to Mr. Gutkowski from the proceeds of the Private Placement and Mr. Gutkowski purchased $115,385 in principal amount of Debentures through the cancellation of an equal portion of such indebtedness, which Debentures automatically converted upon the consummation of the Company's Initial Public Offering into 38,461 shares of Common Stock and 38,461 Warrants. In September 1996 the Company repaid $75,000 of its indebtedness to Mr. Gutkowski from working capital. The Company will repay the balance of such indebtedness plus accrued interest at the rate of 12% per annum to Mr. Gutkowski on January 1, 1998. The investment by Mr. Gutkowski in the Private Placement was on the same terms as the investments by the non-affiliated investors, except that Mr. Gutkowski agreed not to sell the securities issuable upon conversion of the Debentures during the two-year period commencing on December 5, 1996.

      From May 15, 1996 through August 12, 1996, TSC incurred expenses and made loans to the Company in the aggregate principal amount of $196,385. The indebtedness accrued interest at the rate of 12% per annum but the interest was waived by TSC. The indebtedness was used by the Company for working capital purposes, including rent payable to TSC. In August 1996, TSC purchased $230,768 in principal amount of Debentures through the payment of $34,383 and the cancellation of such indebtedness, which Debentures automatically converted upon the consummation of the Initial Public Offering into 76,924 shares of Common Stock and 76,924 Warrants. The investment by TSC in the Private Placement was on the same terms as the investments by the non-affiliated investors, except that TSC agreed not to sell the securities issuable upon conversion of the Debentures during the two-year period commencing on December 5, 1996.

      On May 30, 1996, Michael Trager, the Chairman of SMTI and a Director of the Company, and Michael Letis, the President of SMTI, each of whom is currently an Executive Vice President and a Director of the Company, made a loan to the Company in the aggregate principal amount of $100,000. The loan accrued interest at the rate of 12% per annum but the interest was waived by Messrs. Trager and Letis. The proceeds of the loan was used by the Company for working capital purposes. In August 1996, Messrs. Trager and Letis each purchased $115,385 in principal amount of Debentures through the payment of an aggregate of $130,770 and the cancellation of the $100,000 loan, which Debentures automatically converted upon the consummation of the Initial Public Offering into an aggregate of 76,924 shares of Common Stock and 76,924 Warrants. The investments by Messrs. Trager and Letis in the Private Placement were on the same terms as the investments by the non-affiliated investors, except that Messrs. Trager and Letis each agreed not to sell the securities issuable upon conversion of the Debentures during the two-year period commencing on December 5, 1996.

      On August 6, 1996, Louis J. Oppenheim, the Vice President of A&A and an Executive Vice President and a Director of the Company, made a loan to the Company in the aggregate principal amount of $33,334. The loan accrued interest at the rate of 12% per annum but the interest was waived by Mr. Oppenheim. The proceeds of the loan was used by the Company for working capital purposes. In August 1996, Mr. Oppenheim purchased $57,692 in principal amount of Debentures through the payment of $24,358 and the cancellation of such indebtedness, which Debentures automatically converted upon the consummation of the Initial Public Offering into 19,230 shares of Common Stock and 19,230 Warrants. The investment by Mr. Oppenheim in the Private Placement was on the same terms as the investments by the non-affiliated investors, except that Mr. Oppenheim agreed not to sell the securities issuable upon conversion of the Debentures during the two-year period commencing on December 5, 1996.

      In August 1996, Arthur C. Kaminsky, the President and Chief Executive Officer of A&A and an Executive Officer and a Director of the Company, purchased $115,385 principal amount of Debentures, which Debentures automatically converted upon the consummation of the Initial Public Offering into 38,461 shares of Common Stock and 38,461 Warrants. The investment by Mr. Kaminsky in the Private Placement was on the same terms as the investments by the non-affiliated investors, except that Mr. Kaminsky agreed not to sell the securities issuable upon conversion of the Debentures during the two-year period commencing on December 5, 1996.

SMTI ACQUISITION

      The Company, SMTI, Messrs. Trager, Letis, Gutkowski and TSC entered into an acquisition agreement, amended and restated as of March 21, 1996 (the "SMTI Acquisition Agreement"), pursuant to which a wholly-owned subsidiary of the Company merged with and into SMTI on December 11, 1996, simultaneously with the closing of the Initial Public Offering. The aggregate purchase price paid by the Company to Messrs. Trager and Letis, the sole stockholders of SMTI, consisted of (i) $8,000,000 cash, of which $6,500,000 was paid at the closing and an aggregate of $1,500,000 is payable in five equal annual installments commencing April 1, 1997 and (ii) the issuance to each of Messrs. Trager and Letis of 646,154 shares of Common Stock. The Company also entered into five-year employment agreements with each of Messrs. Trager and Letis. See "Management--Employment Agreements."

      From its inception until immediately prior to the completion of the SMTI Acquisition, SMTI was treated as a closely-held corporation under Subchapter S of the Internal Revenue Code of 1986, as amended (the "Code"), and, therefore, did not pay federal income taxes on amounts earned during such period. Accordingly, SMTI distributed through dividends to its stockholders substantially all of its earnings during such period. Pursuant to the SMTI Acquisition Agreement, immediately prior to the closing of the SMTI Acquisition, SMTI declared a dividend to Messrs. Trager and Letis of an amount equal to 40% of the increase in SMTI's accumulated adjustments account, as defined in the Code, which amount approximates the amount the stockholders of SMTI expected to pay personally for income taxes based on such earnings. The amount of such dividend was $382,311 and it is anticipated that it will be paid by the Company in the third quarter of 1997.

      The SMTI Acquisition constituted a tax-free exchange to the extent of the receipt of Common Stock under Section 351 of the Code.

A&A ACQUISITION

      The Company, A&A, Messrs. Kaminsky, Oppenheim, Gutkowski and TSC entered into an acquisition agreement, amended and restated as of March 21, 1996 (the "A&A Acquisition Agreement"), pursuant to which a wholly-owned subsidiary of the Company merged with and into A&A on December 11,1996, simultaneously with the consummation of the Initial Public Offering. The aggregate purchase price paid by the Company to Messrs. Kaminsky and Oppenheim, the sole stockholders of A&A, consisted of (i) $3,500,000 cash, of which $2,500,000 was payable at the closing and an aggregate of $1,000,000 which is payable in five equal annual installments commencing April 1,1997 and (ii) the issuance to Messrs. Kaminsky and Oppenheim of an aggregate of 969,231 shares of Common Stock, 646,154 of which were issued to Mr. Kaminsky and 323,076 of which were issued to Mr. Oppenheim. The Company also entered into five-year employment agreements with each of Messrs. Kaminsky and Oppenheim. See "Management--Employment Agreements."

      The terms of the A&A Acquisition Agreement provided that Messrs. Kaminsky and Oppenheim were to be permitted to withdraw from A&A an amount of money equal to the amount that A&A recovers in pending lawsuits in which it is the plaintiff, provided, however, that such amount shall not exceed $100,000. Messrs. Kaminsky and Oppenheim have withdrawn an aggregate of approximately $80,000 from A&A pursuant to this provision of the A&A Acquisition Agreement and have waived their right to withdraw any additional amount from A&A pursuant to this provision.

      The A&A Acquisition constituted a tax-free exchange to the extent of the receipt of Common Stock under Section 351 of the Code.

EMPLOYMENT AGREEMENTS

      The Company has entered into employment agreements with Messrs. Gutkowski, Kaminsky, Letis, Oppenheim and Trager. The Company intends to enter into an employment agreement with Mr. Dell in connection with the acquisition of ProServ pursuant to which Mr. Dell will serve as the chief executive officer of ProServ.

GENERAL

      The Company believes that transactions between the Company and its officers, and principal stockholders or affiliates thereof have been on terms no less favorable to the Company than could be obtained from independent third parties. The Company expects that all future transactions between the Company and its officers, directors and principal stockholders or affiliates thereof will be subject to the approval of the Company's independent directors.

             PROPOSAL NO. 2 - APPROVAL OF THE COMPANY'S 1997 STOCK OPTION PLAN AND THE PERFORMANCE GOAL INCLUDED THEREIN


      The Board of Directors has unanimously approved, subject the approval of the Company's stockholders, the adoption of the Company's 1997 Stock Option Plan (the "1997 Plan"). The 1997 Plan, which provides for a grant of a limited number of non-qualified and incentive stock options to purchase up to 300,000 shares of Common Stock to eligible employees and consultants, is designed to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to key employees, officers, and consultants of the Company and its subsidiaries and to promote the success of the Company's business.

      As of June 15, 1997, there were 270,000 shares of Common Stock available for grant under the Company's 1996 Stock Option Plan (the "1996 Plan"). An additional reserve of 300,000 shares of Common Stock, pursuant to the 1997 Plan, will be established.

      Each option granted pursuant to the 1997 Plan will be designated at the time of grant as either an "Incentive Stock Option" or as a "Non-qualified Stock Option." Grants to executive officers may be made only at the fair market value of the underlying stock on the date of issuance. The issuance of options at fair market value on grant date constitutes a performance goal under Section 162(m) of the Code. A copy of the 1997 Plan is attached hereto as Annex A. A summary of the 1997 Plan is set forth below.

      ADMINISTRATION OF THE PLAN. The 1997 Plan is administered by the Stock Option Committee which is appointed by the Board of Directors. Only Outside Directors, as such term is defined under Section 1.162-27 of the Code, may serve on the Committee. The Stock Option Committee is currently comprised of Messrs. Barron and Schumer. The Stock Option Committee determines who among those eligible will be granted options, the time or times at which options will be granted, the number of shares to be subject to options, the duration of options, any conditions for the exercise of options, and the manner in and price at which options may be exercised.

      The 1997 Plan may be amended without stockholder approval, except stockholder approval is required to (i) decrease the exercise price; (ii) extend the term of the 1997 Plan beyond ten years; (iii) extend the maximum term of the options granted thereunder beyond ten years; (iv) withdraw the administration of the 1997 Plan from the Committee: (v) expand the class of eligible participants; (vi) increase the aggregate number of Class A Shares that may be issued pursuant to the provisions of the 1997 Plan; or (vii) otherwise change the material terms of the performance goal within the meaning of Section 162(m) of the Code.

      Unless the 1997 Plan is terminated earlier by the Board of Directors, it will terminate when all the shares of the Common Stock reserved for issuance under the 1997 Plan have been acquired through the exercise of options granted thereunder; or upon the tenth anniversary of the adoption of the 1997 Plan by the Board of Directors or stockholders, whichever occurs first.

      SHARES SUBJECT TO THE PLAN. The 1997 Plan provides that options may be granted with respect to a total of 300,000 shares of Common Stock. Under certain circumstances involving a change in the number of shares of Common Stock without receipt by the Company of any consideration therefor, such as a stock split, stock consolidation or payment of a stock dividend, the class and aggregate number of shares subject to each outstanding option and the option price per share will be proportionately adjusted. In addition, if the Company is involved in a merger, consolidation, dissolution or liquidation, the options granted under the 1997 Plan will be adjusted. If any option expires or terminates for any reason, without having been exercised in full, the unpurchased shares subject to such option will be available again for the purposes of the 1997 Plan.

      PARTICIPATION. Options under the 1997 Plan may be granted to employees and any other individual or entity who in the judgment of the Committee performs valuable and important services for the Company. All employees are eligible to participate in the 1997 Plan. Non-employee directors are not eligible to participate in the 1997 Plan. No participant may receive, in the aggregate, options to purchase more than 100,000 shares of Common Stock.

      OPTION PRICE. The exercise price of each option will be determined by the Stock Option Committee, but in the case of an incentive stock option may not be less than 100% of the fair market value of the shares of Common Stock covered by the option on the date the option is granted. If an incentive stock option is to be granted to an employee who owns over 10% of the total combined voting power of all classes of the Company's stock, then the exercise price may not be less than 110% of the fair market value of the shares of Common Stock covered by the option on the date the option is granted. The exercise price of non-qualified stock options may be any price determined by the Stock Option Committee; provided, however, that the exercise price of any grant to any executive officer shall not be lower than the fair market value of the underlying shares of Common Stock on the date of grant. The issuance of options at fair market value on the date of grant constitutes a performance goal under
Section 162(m) of the Code. Accordingly, grants under the 1997 Plan should qualify as performance-based compensation.

      TERM OF OPTIONS. The Committee shall fix the term of each option, provided that the maximum term of each option shall be ten years. Incentive stock options granted to an employee who owns 10% of the total combined voting power of all classes of the Company's stock shall expire not more than five years after the date of grant. The 1997 Plan provides for the earlier expiration of options of a participant in the event of certain terminations of employment. The Stock Option Committee will have discretion on a case by case basis, with respect to any grantee whose employment is terminated for any reason whatsoever, to accelerate the vesting of any options outstanding on the date employment is terminated and to permit the grantee to exercise the option during the remaining term of such options. The options must be paid for in United States currency, or, at the Company's discretion, in shares of Common Stock which the grantee already owns.

      RESTRICTIONS ON TRANSFER, GRANT AND EXERCISE. Except for transfers for which prior written consent was obtained from the Stock Option Committee, an option may not be transferred other than to members of the holder's family, trusts and charities. Notwithstanding the above, the option agreement accompanying the issuance of any incentive stock options ("ISOs") shall limit the transferability of such ISOs to the extent required by the then applicable tax provisions governing the qualification of ISOs. The aggregate fair market value (determined at the time the option is granted) of the shares as to which an employee may first exercise incentive stock options in any one calendar year may not exceed $100,000. The Stock Option Committee may impose any other conditions to exercise it deems appropriate.

FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND THE PARTICIPANT

INCENTIVE STOCK OPTIONS

      Options granted under the Plan which constitute ISOs will, in general, be subject to the following Federal income tax treatment:

          (i) The grant of an ISO will give rise to no Federal income tax consequences to either the Company or the participant.

          (ii) A participant's exercise of an ISO will result in no Federal income tax consequences to the Company.

          (iii) A participant's exercise of an ISO will not result in ordinary Federal taxable income to the participant, but may result in the imposition of or an increase in the alternative minimum tax. If shares acquired upon exercise of an ISO are not disposed of within the same taxable year the ISO is exercised, the excess of the fair market value of the shares at the time the ISO is exercised over the option price is included in the participant's computation of alternative minimum taxable income. If the shares acquired upon exercise of an ISO are disposed of within the same taxable year the ISO is exercised, however, the amount realized on the disposition of the shares over the option price must be included in the participant's computation of alternative minimum taxable income. If the ISO is exercised more than three months after the participant has left the employ of the Company, the participant will recognize taxable income equal to the difference between the fair market value of the stock and the option price.

          (iv) If shares acquired upon the exercise of an ISO are disposed of within two years of the date of the option grant or within one year of the date of the option exercise, the participant will recognize ordinary Federal taxable income at the time of the disposition to the extent that the fair market value of the shares at the time of exercise exceeds the option price, but not in an amount greater than the excess, if any, of the amount realized on the disposition over the option price. Short-term or long-term capital gain will be recognized by the participant at the time of such a disposition to the extent that the amount realized on the sale exceeds the fair market value at the time of the ISO is exercised. Short-term or long-term capital loss will be recognized by the participant at the time of such a disposition to the extent that the option price exceeds the amount of proceeds from the sale.

                  If a disposition is made as described in the above paragraph, the Company will be entitled to a Federal income tax deduction in the taxable year in which the disposition is made in an amount equal to the amount of ordinary Federal taxable income recognized by the participant. If the shares acquired upon the exercise of an ISO are disposed of after the later of two years from the date of the option grant or one year from the date of the option exercise, the participant will recognize long-term capital gain or loss in an amount equal to the difference between the amount realized by the participant on the disposition and the participant's Federal income tax basis in the shares, usually the option price. In such event, the Company will not be entitled to any Federal income tax deduction with respect to the ISO.

NON-QUALIFIED STOCK OPTIONS

      Non-qualified Stock Options ("NQSO") granted under the Plan (which constitute all Options granted under the Plan to date) will, in general, be subject to the following Federal income tax treatment:

          (i) The grant of a NQSO will give rise to no Federal income tax consequences to either the Company or the participant.

          (ii) The exercise of an Option will generally result in ordinary Federal taxable income to the participant in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option price.

          (iii) A deduction will be allowed to the Company in an amount equal to the amount of ordinary income recognized by the participant, provided the Company complies with all appropriate Federal tax reporting requirements. The Company must deduct and withhold all appropriate Federal withholding taxes.

          (iv) Upon a subsequent disposition of shares, a participant will recognize a short-term or long-term capital gain or loss equal to the difference between the amount realized and the tax basis of the shares.


         THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSAL TO ADOPT THE 1997 STOCK OPTION PLAN AND THE PERFORMANCE GOAL INCLUDED THEREIN IS IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL 2.

              PROPOSAL NO. 3 - APPOINTMENT OF INDEPENDENT AUDITORS


         Audited financial statements of the Company and its consolidated subsidiaries are included in the Company's annual report, a copy of which has been furnished to all stockholders of record. Upon recommendation of the Audit Committee, the Board of Directors has appointed Ernst & Young LLP to examine its consolidated financial statements for the year ended 1997 and has determined it desirable to request that the stockholders approve such appointment. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and are also expected to be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE YEAR ENDED DECEMBER 31, 1997.

                                 OTHER MATTERS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and officers and persons who own more than 10% of a class of the Company's equity securities which are registered under the Exchange Act to file with the Commission initial reports of ownership and reports of changes of ownership of such registered securities. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, no person required to file such a report failed to file on a timely basis, except for Mr. Schumer, who failed to timely file a report on Form 5 disclosing one transaction.

DELIVERY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K

         The Company's Annual Report on Form 10-KSB for the year ended December 31, 1996, including consolidated financial statements and other information (the "1996 Annual Report"), accompanies this Proxy Statement but does not form a part of the proxy soliciting material. Although the 1996 Annual Report is being provided to stockholders, in accordance with applicable rules of the Commission, the Company notes the following:

         THE COMPANY WILL PROVIDE EACH OF ITS STOCKHOLDERS, WITHOUT CHARGE, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE 1996 ANNUAL REPORT, REQUIRED TO BE FILED WITH THE COMMISSION PURSUANT TO RULE 13A-1 UNDER THE EXCHANGE ACT FOR THE COMPANY'S MOST RECENT FISCAL YEAR. EXHIBITS TO THE 1996 ANNUAL REPORT WILL NOT BE SUPPLIED UNLESS SPECIFICALLY REQUESTED, FOR WHICH THERE MAY BE A REASONABLE CHARGE. THOSE STOCKHOLDERS WISHING TO OBTAIN A COPY OF THE 1996 ANNUAL REPORT SHOULD SUBMIT A WRITTEN REQUEST TO: TIMOTHY KLAHS, DIRECTOR OF INVESTOR RELATIONS, THE MARQUEE GROUP, INC. 150 EAST 58TH STREET, 19TH FLOOR, NEW YORK, NY 10155.



JUNE 30, 1997
BY ORDER OF THE BOARD OF DIRECTORS

                                    ANNEX A

                            THE MARQUEE GROUP, INC.
                             1997 STOCK OPTION PLAN


1. Purpose. The purposes of The Marquee Group, Inc. (the "Company") 1997 Stock Option Plan (the "Plan") are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to key employees, officers, and consultants of the Company and its subsidiaries and to promote the success of the Company's business.

2. The Plan. Two types of stock options may be granted under the Plan: incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder ("ISOs"), and options that do not qualify as incentive stock options ("NQSOs"). All options shall be exercisable to purchase shares of Common Stock, $.01 par value (the "Common Stock"), of the Company.
         Collectively, ISOs and NQSOs are referred to herein as "Options."

         Subject to Section 6(a), ISOs may be awarded only to employees of the Company and its subsidiaries, within the meaning of Code Section 424(f), including employees who may serve as officers and directors.

         NQSOs may be awarded only to employees who may serve as officers and directors, and anyone other than non-employee Directors whom the Committee administering the Plan pursuant to Section 3 determines provides substantial service to the Company.

         To the extent that any Option is not designated as an ISO, or even if so designated it does not qualify as an ISO, it shall be treated as a NQSO.

3. Administration. The Plan shall be administered by a committee (the "Committee") selected by the Board of Directors (the "Board") of not fewer than two Outside Directors. An Outside Director shall mean a director within the meaning of Code Section 1.162-27. The Committee shall act by a majority of its members at the time in office and eligible to vote on any particular matter, and such action may be taken either by a vote at a meeting or in writing without a meeting. Subject to the provisions of the Plan, the Committee shall from time to time and at its discretion (i) grant Options; (ii) determine which employees and other individuals performing substantial services ("Grantees") may be granted Options under the Plan; (iii) determine whether any Option shall be an ISO or NQSO; (iv) determine the number of shares subject to each Option; (v) determine the term of each Option granted under the Plan; (vi) determine the date or dates on which the Option shall be exercisable; (vii) determine the exercise price of any Option; (viii) determine the fair market value of the Common Stock subject to the Options; (ix) determine the terms of any Agreement pursuant to which Options are granted; (x) amend any such Agreement with the consent of the Grantee; (xi) establish such procedures as it deems appropriate for a recipient of an award hereunder to designate a beneficiary to whom any benefits payable in the event of his or here death are to be made; and (xii) determine any other matters specifically delegated to it under the Plan or necessary for the proper administration of the Plan.

         The Committee shall also have the final authority to interpret and construe the terms of the Plan and of any Option and such interpretation and construction by the Committee shall be final, binding and conclusive upon all persons including, without limitation, the Company, shareholders of the Company, the Plan, and all persons claiming an interest in the Plan.

         No member of the Committee or Director shall be liable for any action, interpretation or construction made in good faith with respect to the Plan or any Option granted hereunder.

4. Effectiveness and Termination of Plan. This Plan shall terminate on the earliest of:

         a. The tenth anniversary of the effective date as determined under this Section 4;

         b. The date when all shares of the Common Stock reserved for issuance under the Plan, shall have been acquired through exercise of Options granted under the Plan; or

         c. Such earlier date as the Board of Directors may determine. This Plan shall become effective as of the date of adoption thereof by the Board of Directors of the Company, or the date this Plan is approved by the stockholders, whichever is earlier. Any Option outstanding under the Plan at the time of its termination shall remain in effect in accordance with its terms and conditions and those of the Plan.

5. The Stock. The aggregate number of shares of Common Stock which may be issued under the Plan shall be 300,000 shares. Such number of shares may be set aside out of the authorized but unissued shares of Common Stock not reserved for any other purpose or out of shares of Common Stock held in or acquired for the treasury of the Company. All or any shares of Common Stock subject under this Plan to an Option which, for any reason, terminates unexercised as to such shares, may again be subjected to an Option under the Plan. No Grantee may receive grants to purchase more than 100,000 shares of Common Stock.

6. Grant Terms and Conditions of Options. Options may be granted by the Committee at any time and from time to time prior to the termination of the Plan. Each Option granted under the Plan shall be evidenced by an Agreement in a form approved by the Committee. The terms and conditions of such Option Agreement need not be identical with respect to each Grantee, but each Option Agreement will evidence on its face whether it is an ISO or a NQSO. For purposes of this Section, an Option shall be deemed granted on the date the Committee selects an individual to be a Grantee, determines the number of shares to be issued pursuant to such Option and specifies the terms and conditions of the Option. Except as hereinafter provided, Options granted pursuant to the Plan shall be subject to the following terms and conditions:

         a. Grantee. Subject to Section 2 hereof, the Grantees of any Options hereunder shall be such key employees of the Company and its subsidiaries, within the meaning of Code Section 424(f), as determined by the Committee, who have substantial responsibility in the direction of the Company and its subsidiaries, and any other person or entity whom the Committee determines provides substantial and important services to the Company except that in no event shall a non-employee Director of the Company be a Grantee under this Plan.

         b. Price and Exercise. The purchase price of the shares of Common Stock upon exercise of an ISO shall be no less than the fair market value of the shares at the time of grant of an ISO; provided, however, if an ISO is granted to a person owning stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company as defined in Code Section 422 ("10% Shareholder"), the purchase price shall be equal to 110% of the fair market value of the shares. The fair market value of the Common Stock shall be the closing price of publicly traded Common Stock on the national securities exchange on which the Common Stock is listed (if the Common Stock is so listed) or on the NASDAQ National Market System (if the Common Stock is regularly quoted on the NASDAQ National Market System), or, if not so listed or regularly quoted, the mean between the closing bid and asked prices of publicly traded Common Stock in the over-the-counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, or as determined by the Committee in a manner consistent with the provisions of the Code.

         The purchase price of the shares of Common Stock upon exercise of a NQSO may be any price set by the Committee; provided that the exercise price of any grant to an employee required to be named on the Summary Compensation Table of the Company's annual proxy statement under the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, shall not be lower than the fair market value of the underlying Common Stock on the date of grant. This shall constitute a performance goal under Section 162(m) of the Internal Revenue Code of 1986, as amended.

         The notice of the exercise of any Option shall be accompanied by payment in full of the Option price. The purchase price shall be paid in United States dollars in cash or by certified or cashier's check payable to the order of the Company at the time to purchase. At the discretion of the Committee, the purchase price may be paid with: (i) stock of the Company (Common Stock already owned by, and in the possession of, the Grantee); or (ii) any combination of United States dollars or stock of the Company. Anything contained herein to the contrary notwithstanding, any required withholding tax shall be paid by the Grantee in full in United States dollars in cash or by certified or cashier's check at the time of exercise of the Option. Shares of stock of the Company used to satisfy the exercise price of an Option shall be valued at their fair market value as determined by the Committee, as of the close of business on the day immediately preceding the date of exercise.

         In lieu of the notice of exercise procedures set forth above, the Committee may prescribe certain exercise or other exercise methods pursuant to which a broker or financial intermediary assists in the exercise by an amount of shares sufficient to provide the exercise price plus any required withholdings.

         If required by the Company, such notice of exercise of an Option shall be accompanied by the Grantee's written representation that the shares being acquired are purchased for investment and not for distribution; acknowledging that such shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"); and agreeing that such shares may not be sold or transferred unless there is an effective Registration Statement for them under the 1933 Act, or, in the opinion of counsel, such sale or transfer is not in violation of the 1933 Act.

         The purchase price shall be subject to adjustment but only as provided in Section 7 hereof.

         c. Vesting. Options shall vest in accordance with the schedule established for each Grantee; provided, however, an Option may be immediately exercisable in accordance with Section 6(g) below.

         d. Forfeiture. Notwithstanding anything contained herein to the contrary, the right (whether or not vested) of a Grantee to exercise his or her outstanding Options, if any, shall be forfeited if (i) the Grantee shall enter into a business or employment which the Committee determines to be detrimentally competitive with the Company or substantially injurious to the Company's financial interests; or (ii) the Grantee is discharged from employment with the Company for cause; (iii) the Grantee performs acts of willful malfeasance or gross negligence in a matter of material importance to the Company.

         e. Additional Restrictions on Exercise of an ISO. The aggregate fair market value of Common Stock (determined at the time an ISO is granted) for which an ISO is exercisable for the first time by a Grantee during any calendar year (under all plans of the Company and its subsidiaries or parent) shall not exceed $100,000.

         f. Duration of Options. Options may be granted for terms of up to but not exceeding ten (10) years from the effective date the particular Option is granted; provided, however, that ISOs granted to a 10% Shareholder may be for a term of up to but not exceeding five (5) years from the effective date the particular ISO is granted.

         If the stockholders of the Company have not approved the adoption of the Plan prior to the end of one (1) year from the date the Plan is approved by the Board of Directors of the Company, any ISOs granted under the Plan prior to such date shall be null and void and the Company shall rescind the issuance of any shares of Common Stock issued upon the exercise of such ISOs by a Grantee prior to such date. In the event of such rescission, the Company shall refund the price paid per share of Common Stock by the Grantee upon exercise of the ISO upon receipt of the certificate representing such shares.

         g. Termination of Employment. Upon the termination of a Grantee's employment with the Company, his or her rights to exercise an Option then held by such Grantee shall be only as follows:

         i. Retirement. If the Grantee's employment is terminated because he or she has attained the age which the Company may from time to time establish as the retirement age for any class of its employees, or in accordance with the age specified in an employment Agreement with a Grantee he or she may, with the consent of the Company within three months following such termination, exercise the Option with respect to all or any part of the shares subject thereto, regardless of whether the Grantee had the right to purchase such shares at the time of termination of employment. However, in the event of his or her death prior to the end of the three-month period after the aforesaid termination of his or her employment, his or her estate shall have the right to exercise the Option within one (1) year following such termination with respect to all or any part of the shares subject thereto, regardless of whether the Grantee had the right to purchase such shares at the time of termination of employment.

         ii. Death. In the case of a Grantee who dies while employed by the Company, his or her estate shall have the right for a period of one (1) year following the date of such death to exercise the Option to the extent the Grantee had the right to purchase such shares on the day immediately prior to his or her death.

         iii. Disability. In the case of a Grantee whose employment with the Company is terminated by disability, as defined in Code
                  Section 22(e)(3), he or she shall have the right for a period of one (1) year of the disability to exercise the Option to the extent the right had occurred prior to the date of his or her disability.

         iv. Other Reasons. In the case of a Grantee whose employment is terminated for any reason other than those provided above under "Retirement," "Death," or "Disability," the Grantee or his or her estate (in the event of his or her death after such termination) may, within the 30-day period following such termination, exercise the Option to the extent the right to exercise had occurred prior to such termination. Notwithstanding the foregoing, the Committee shall have the authority, on a case by case basis, with respect to any Grantee whose employment is terminated for any reason whatsoever, to accelerate the vesting of any options outstanding on the date employment is terminated and to permit the Grantee to exercise any such Options during the remaining term of such options.

         For purposes of this Section 6(g), "termination of employment" shall mean the termination of a Grantee's employment with the Company or a subsidiary or a parent. A Grantee employed by a subsidiary shall also be deemed to have a termination of employment if the subsidiary ceases to be a subsidiary of the Company and the Grantee does not immediately thereafter become an employee of the Company or of a subsidiary or the parent. Any other Grantee who is not otherwise an employee of the Company shall be considered to have terminated employment when substantial services, as determined by the Committee, are no longer provided to the Company by the Grantee.

         Also for purposes of this Section 6(g), a Grantee's "estate" shall mean his or her legal representatives upon his or her death or any person who acquires the right to exercise an Option by reason of the Grantee's death. The Committee may in its discretion require the transferee of a Grantee to supply it with written notice of the Grantee's death or disability and to supply it with a copy of the will (in the case of the Grantee's death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Option.

         h. Transferability of Option and Shares Acquired Upon Exercise of Option. Options shall not be transferred other than to members of the holder's family, trusts and charities. Any other transfers are permissible upon prior written approval of the Committee. Except as limited by applicable securities laws and the provisions of Sections 6(b), 6(j), 8 and 14 hereof, shares of Common Stock acquired upon exercise of Options hereunder shall be freely transferable. Notwithstanding the foregoing, the option agreement accompanying the issuance of any ISO shall limit the transferability of such ISO to the extent required by the then applicable tax provisions governing the qualification of ISOs.

         i. Modifications, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan the Committee may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender or outstanding Options (up to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). The Committee shall not, however, with respect to ISOs, modify any outstanding Options so as to specify a lower Option price or accept the surrender of outstanding Options and authorize the granting of new Options in substitution therefor specifying a lower price. Notwithstanding the foregoing, no modification of an Option shall, without the consent of the Grantee, alter or impair any rights or obligations under any Option theretofore granted under the Plan.

         j. Shares Held for Investment. Each Option Agreement may contain an undertaking that, upon demand by the Committee for such a representation, the Grantee, or any person acting under
                  Section 6(g), shall deliver to the Committee at the time of any exercise of an Option a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an option shall be a condition precedent to the right of the Grantee or such other person to purchase any shares of Common Stock.

         k. Other Terms and Conditions. Options may contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee shall deem appropriate.

7.       Adjustment for Changes in the Stock.

         a. In the event the shares of Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares, or otherwise) or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, then there shall be substituted for or added to each share of Common Stock theretofore appropriated or thereafter subject or which may become subject to an Option under this Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed, or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be. Outstanding Options shall also be appropriately amended as to price and other terms as may be necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding shares of the Common Stock, or of any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, then, if the Board of Directors shall, in its sole discretion, determine that such change equitably requires as adjustment in any Option theretofore granted or which may be granted under the Plan, such adjustments shall be made in accordance with such determination.

         b. Fractional shares resulting from any adjustment in Options pursuant to Section 7 may be settled in cash or otherwise as the Committee shall determine. Notice of any adjustment shall be given by the Company to each holder of an Option which shall have been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

8. Securities Law Requirements. No Option granted pursuant to this Plan shall be exercisable in whole or in part, nor shall the Company be obligated to sell any shares of Common Stock subject to any such Option, if such exercise and sale would, in the opinion of counsel for the Company, violate the Securities Act of 1933 (or other Federal or State statutes having similar requirements), as it may be in effect at that time. In this regard, the Committee may demand the representations described in Section 6(b) and Section 6(j).

         Each Option shall be subject to the further requirement that, if at any time the Committee shall determine in its discretion that the listing or qualification of the shares of Common Stock subject to such Option under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the granting of such Option or the issue of shares thereunder, such Option may not be exercised in whole or in part, unless such listing, qualification, consent or approval shall have been affected or obtained free of any conditions not acceptable to the Board of Directors.

         No person who acquires shares of Common Stock under the Plan may, during any period of time that such person is an affiliate of the Company within the meaning of the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, sell such shares of Common Stock, unless such offer and sale is made (i) pursuant to an effective registration statement under the Securities Act of 1933, which is current and includes the shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the Securities Act of 1933, such as that set forth in Rule 144 promulgated under the Securities Act of 1933.

9.       Amendment of the Plan.

         The Board of Directors may amend the Plan at any time, except that approval of the holders of a majority of the outstanding voting stock of the Company is required for amendments which:

         i.       decrease the minimum Option price for ISOs;

         ii.      extent the term of the Plan beyond ten years;

         iii. extend the maximum terms of the Options granted hereunder beyond ten years;

         iv. withdraw the administration of the Plan from the Committee appointed pursuant to Section 3;

         v.       expand the class of eligible employees, and other Grantees;

         vi. increase the aggregate number of shares of Common Stock which may be issued pursuant to the provisions of the Plan; or

         vii. change the material terms of the performance goal within the meaning of Code Section 162(m).

         Notwithstanding the foregoing, the Board of Directors may, without the need for stockholders' approval, amend the Plan in any respect to qualify ISOs as incentive stock options under Code Section 422.

10. No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon the Grantee (or upon a transferee of a Grantee) to exercise such Option.

11. No Limitation on Rights of the Company. The grant of any Option shall not in any way affect the right or power of the Company to make adjustments, reclassification, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

12. Plan Not a Contract of Employment. The Plan is not a contract of employment, and the terms of employment of any recipient of any award hereunder shall not be affected in any way by the Plan or related instruments except as specifically provided therein. The establishment of the Plan shall not be construed as conferring any legal rights upon any recipient of any award thereunder for a continuation of employment, nor shall it interfere with the right of the Company or any subsidiary to discharge any recipient of any award hereunder and to treat him or her without regard to the effect which such treatment might have upon him or her as the recipient of any award hereunder.

13. Expenses of the Plan. All of the expenses of the Plan shall be paid by the Company.

14. Compliance with Applicable Law. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates for shares of Common Stock pursuant to the exercise of an Option, unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any exchange upon which shares of Common Stock are traded. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereinafter amended) or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement. The Committee may require, as a condition of the issuance and delivery of such certificates and in order to ensure compliance with such law, regulations and requirements, that the recipient of any award hereunder make such covenants, agreements and representations as the Committee, in its sole discretion, deems necessary or desirable, including, without limitation, a written representation from a stockholder that the shares are being purchased for investment and not for distribution, acknowledging that such shares have not been registered under the Securities Act of 1933, as amended and agreeing that such shares may not be sold or transferred unless there is an effective Registration Statement for them under the 1933 Act, or, in the opinion of counsel to the Company, that such sale or transfer is not in violation of the Securities Act of 1933.

15. Effect Upon Other Compensation. Nothing contained herein shall prevent the Company or any subsidiary from adopting other or additional compensation arrangements for its employees or directors.

16. Grantee to Have No Rights as a Stockholder. No Grantee of any Option shall have any rights as a stockholder with respect to any shares subject to his or her Option prior to the date on which he or she is recorded as the holder of such shares on the records of the Company. No Grantee of any Option shall have the rights of a stockholder until he or she has paid in full the Option price.

17. Notice. Notice to the Committee shall be deemed given if in writing and mailed to the Secretary of the Company at its principal executive offices by first class, certified mail at the then principal office of the Company.

18. Governing Law. Except to the extent preempted by Federal law, this Plan and all Option agreements entered into pursuant thereto shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, determined without regard to its conflict of interest rules.

                                  PROXY CARD
                           THE MARQUEE GROUP, INC.
                                                                    PROXY FORM
                                AUGUST 5, 1997
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
                                 STOCKHOLDERS

   The undersigned hereby appoint(s) Robert M. Gutkowski and Robert F.X. Sillerman, or either of them, each with full power of substitution, as proxies to vote all stock in The Marquee Group, Inc. that the undersigned would be entitled to vote on all matters that may come before the 1997 Annual Meeting of Stockholders and any adjournments thereof.

   Returned proxy forms will be voted: (1) as specified on the matters listed on the reverse side of this form; (2) in accordance with the Directors' recommendations where a choice is not specified; and (3) in accordance with the judgment of the proxies on any other matters that properly come before the meeting.

   Your shares will not be voted unless your signed Proxy Form is returned to The Marquee Group, Inc. or you otherwise vote at the meeting.

INSTRUCTIONS: MARK VOTES BY PLACING AN "X" IN THE APPROPRIATE |B*. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS RELATING TO:

1. ELECTION OF DIRECTORS (to withhold vote for any nominee, write his name on the line provided)

   NOMINEES FOR ELECTION BY HOLDERS OF COMMON STOCK                  VOTE
   ROBERT M. GUTKOWSKI, ROBERT F.X. SILLERMAN, ARTHUR        FOR   WITHHELD
   C. KAMINSKY, MICHAEL LETIS, LOUIS J. OPPENHEIM,           [ ]     [ ]
   MICHAEL TRAGER, HOWARD J. TYTEL, ARTHUR R. BARRON
   AND MYLES W. SCHUMER

           (Continued and to be signed and dated on the reverse side)

2. TO APPROVE THE COMPANY'S 1997 STOCK OPTION PLAN
   AND THE PERFORMANCE GOAL INCLUDED THEREIN.          FOR   AGAINST   ABSTAIN
                                                       [ ]     [ ]       [ ]
   ------------------------------------------------


3. TO RATIFY THE APPOINTMENT OF ERNST & YOUNG AS
   INDEPENDENT AUDITORS OF THE COMPANY FOR THE
   FISCAL YEAR ENDING DECEMBER 31, 1997.               FOR   AGAINST   ABSTAIN
                                                       [ ]     [ ]       [ ]
   ------------------------------------------------



                           Signature(s):
                                        ---------------------------------------

                                        ---------------------------------------
                           Dated:                                        , 1997
                                        ---------------------------------

                           Please sign as registered and return promptly in the enclosed envelope. Executors, trustees and others signing in a representative capacity should include their names and the capacity in which they sign.